Exhibit 10.45

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT (“Agreement”) is dated to be effective as of the 7th day of May, 2008, by and between each of the undersigned Lenders (“Lenders”); MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation in its capacity as Agent (“Agent”) for the Lenders; LECROY CORPORATION, a Delaware corporation (“Borrower”); CATALYST ENTERPRISES, INC., a California corporation, COMPUTER ACCESS TECHNOLOGY CORPORATION, a Delaware corporation, LECROY LIGHTSPEED CORPORATION, a Delaware corporation (collectively, “Guarantors,” and together with the Borrower, collectively, “Obligors”).

RECITALS

The Lenders have extended credit accommodations to the Borrower in accordance with the terms of a Credit Agreement dated to be effective as of March 30, 2007, as amended (as the same may be amended, modified, extended, renewed, restated, supplemented, or replaced from time to time, “Credit Agreement”) and the terms of the other “Loan Documents,” as such term is defined in the Credit Agreement. The Guarantors have guaranteed to the Credit Parties (as such term is defined in the Credit Agreement) the repayment and performance of all existing and future obligations of the Borrower to the Credit Parties pursuant to Guaranty Agreements dated as of March 30, 2007 (as the same may be amended, modified, extended, renewed, restated, supplemented or replaced from time to time, collectively, Guaranties”). Any capitalized terms used herein without definition which are defined in, or defined by reference to the Credit Agreement shall have the meanings thereby assigned.

The parties hereto have entered into this Agreement in order to amend certain provisions of the Credit Agreement as set forth below, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

Section 1. Acknowledgment And Reaffirmation Of Obligations. The Obligors acknowledge and affirm that: (a) each of the Loan Documents is the valid and binding obligation of each of the Obligors that is a signatory thereto; (b) the Loan Documents are enforceable in accordance with all stated terms; (c) the Obligors have no defenses, claims of offset, or counterclaims against the enforcement of the Loan Documents in accordance with all stated terms.

Section 2. Amendment and Modification of Credit Agreement.

a. Section 1.01 of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Consolidated Net Worth” as set forth below:

“Consolidated Net Worth” means, at any time, the total assets less the total liabilities of the Borrower and its Subsidiaries determined in accordance with GAAP on a consolidated basis, but excluding from such calculation of Consolidated Net Worth any non-cash intangible impairment charges resulting from the application of Financial Accounting Standards Board Statement No. 142 (Goodwill and Other Intangible Assets).

b. Section 7.16 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

Section 7.16 Amendments to Convertible Senior Notes, Indenture and Seller Notes; Prepayment of Convertible Senior Notes or Seller Notes. The Borrower will not agree to any amendments to the Indenture, the Convertible Senior Notes or the Seller Notes. The Borrower will not redeem or repurchase any Convertible Senior Notes prior to October 20, 2011 or prepay any principal, premium or interest upon the Convertible Senior Notes or the Seller Notes prior to any stated payment or maturity date; except that, in the absence of any continuing Defaults or Events of Default, the Borrower may redeem, repurchase, or prepay principal amounts outstanding under the Convertible Senior Notes, provided, after giving effect to each such redemption, repurchase, or prepayment transaction (a) the total of all amounts redeemed, repurchased, or prepaid under the Senior Convertible Notes would not exceed Twenty-Two Million Dollars ($22,000,000.00) in the aggregate, and (b) no Defaults or Events of Default would then exist.

Section 3. Other Loan Documents. Each of the Obligors hereby ratifies and confirms all of the Loan Documents to which it is a party, after giving effect to this Agreement, and the amendment and modification of the Credit Agreement.

Section 4. No Novation; No Refinance. It is the intent of each of the parties that nothing contained in this Agreement shall be deemed to effect, accomplish, or otherwise constitute a novation of the Credit Agreement or any of the Loan Documents, or of any of the Loans or the other Obligations, or to be a refinance of any of the Loans or the other Obligations.

Section 5. Enforceability. This Agreement shall inure to the benefit of and be enforceable against each of the parties and their respective successors and assigns.

Section 6. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Agreement shall be construed, performed and enforced, and its validity and enforceability determined in accordance with, the laws of the State of New York (“Governing State”) (excluding, however, conflict of laws principles). Each of the parties irrevocably consents to the non-exclusive jurisdiction of any State court of the Governing State located in New York City, and any United States District Court sitting in New York City, and any appellate court from any thereof. Each of the parties agrees that venue shall be proper in any State court of the Governing State located in New York City or in any United States District Court sitting in New York City, and waives any right to object to the maintenance of a suit in any of such state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

Section 7. Counterparts And Delivery. This Agreement may be executed and delivered in counterparts, and shall be fully enforceable against each signatory, even if all designated signatories do not actually execute this Agreement. This Agreement, and the signatures to this Agreement, may be delivered via facsimile.

Section 8. Waiver of Jury Trial. All parties to this agreement waive the right to a trial by jury in any action brought to enforce or construe this Agreement or which otherwise arises out of or relates to this Agreement or the transactions contemplated herein.

[Signatures Begin On The Following Page]

Signature Page To Second Modification Agreement:

IN WITNESS WHEREOF, the parties have executed this Agreement with the specific intention of creating a document under seal to be effective as of the date first above written.

BORROWER:

WITNESS/ATTEST:	LECROY CORPORATION, A Delaware Corporation

/s/ Joanne M. Castro	By: /s/ Sean B. O’Connor
Sean B. O’Connor, Vice President-Finance

GUARANTORS:

WITNESS/ATTEST:	CATALYST ENTERPRISES, INC., A California Corporation

/s/ Joanne M. Castro	By: /s/ Sean B. O’Connor
Sean B. O’Connor, Vice President-Finance

WITNESS/ATTEST:	COMPUTER ACCESS TECHNOLOGY CORPORATION, A Delaware Corporation

/s/ Joanne M. Castro	By: /s/ Sean B. O’Connor
Sean B. O’Connor, Vice President-Finance

WITNESS/ATTEST:	LECROY LIGHTSPEED CORPORATION, A Delaware Corporation

/s/ Joanne M. Castro	By: /s/ Sean B. O’Connor
Sean B. O’Connor, Vice President-Finance

[Signatures Continued On The Following Page]

Signature Page To Second Modification Agreement – Continued:

AGENT:

WITNESS/ATTEST:	MANUFACTURERS AND TRADERS TRUST COMPANY, A New York Banking Corporation, In Its Capacity As Agent For The Lenders

By: /s/ Manufacturers and Traders Trust Company

LENDER:

WITNESS/ATTEST:	MANUFACTURERS AND TRADERS TRUST COMPANY, A New York Banking Corporation, In Its Capacity As A Lender

By: /s/ Manufacturers and Traders Trust Company

[Signatures Continued On The Following Page]

Signature Page To Second Modification Agreement – Continued:

LENDER:

WITNESS/ATTEST:	LASALLE NATIONAL BANK, in its capacity as a Lender

By: /s/ LaSalle National Bank